SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 16, 2003

Polar Molecular Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50341	42-1339746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4600 Ulster Street, Suite 940, Denver, CO 80237

(Address of Principal Executive Office)

(303) 221-1908

(Registrant’s telephone number, including area code)

Item 1. Changes in Control of Registrant

Pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of December 19, 2001, among Murdock Communications Corporation (“MCC”), MCC Merger Sub Corporation (“Merger Sub”) and Polar Molecular Corporation (“Polar”) as amended by that certain First Amendment to Agreement and Plan of Merger dated as of August 1, 2002, as amended by that certain Second Amendment to Agreement and Plan of Merger dated as of November 26, 2002, as amended by that certain Third Amendment to Agreement and Plan of Merger dated as of January 30, 2003, as amended by that certain Fourth Amendment to Agreement and Plan of Merger dated as of May 12, 2003, MCC, Merger Sub and Polar merged, effective as of July 14, 2003 (the “Merger”). The Merger resulted in a new combined company, Polar Molecular Holding Corporation (“PMHC’). Pursuant to the merger, Polar common stock holders will receive approximately 2.35 shares of PMHC common stock for each share of Polar stock they own (with fractional shares rounded up to the next whole share). MCC common stock holders will receive one share of PMHC common stock for each share of MCC common stock they own.

As of July 16, 2003, former Polar stockholders beneficially own approximately 80 percent shares of PMHC’s issued and outstanding shares common stock. Former MCC stockholders own approximately 20 percent of the issued and outstanding shares of PMCH common stock.

Item 7. Exhibits

2.1	Agreement and Plan of Merger dated as of December 19, 2001, among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar Molecular Corporation (incorporated by reference to Murdock Communications Corporation’s Registration Statement on Form S-4 (File No. 333-103167))

2.2	First Amendment to Agreement and Plan of Merger dated as of August 1, 2002, among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar Molecular Corporation (incorporated by reference to Murdock Communications Corporation’s Registration Statement on Form S-4 (File No. 333-103167))

2.3	Second Amendment to Agreement and Plan of Merger dated as of November 26, 2002, among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar Molecular Corporation (incorporated by reference to Murdock Communications Corporation’s Registration Statement on Form S-4 (File No. 333-103167))

2.4	Third Amendment to Agreement and Plan of Merger dated as of January 30, 2003, among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar Molecular Corporation (incorporated by reference to Murdock Communications Corporation’s Registration Statement on Form S-4 (File No. 333-103167))

2.5	Fourth Amendment to Agreement and Plan of Merger dated as of May 12, 2003, among Murdock Communications Corporation, MCC Merger Sub Corporation and Polar Molecular Corporation (incorporated by reference to Murdock Communications Corporation’s Registration Statement on Form S-4 (File No. 333-103167))

99.1	Press release issued by Murdock Communications Corporation, dated July 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR MOLECULAR HOLDING CORPORATION

By:	/s/ Mark L. Nelson

Mark L. Nelson President and Chief Executive Officer

Dated: July 16, 2003